UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2015

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Preliminary Estimate of Selected First Quarter 2015 Financial Results

Financial information for Tallgrass Energy Partners, LP (the “Partnership”) as of and for the three months ended March 31, 2015 is not yet available. However, based on the information and data currently available, management estimates on a preliminary basis, that net income attributable to partners of the Partnership for the three months ended March 31, 2015 is expected to be between $31.9 million and $32.6 million compared to $12.9 million for the three months ended March 31, 2014. Adjusted EBITDA of the Partnership for the three months ended March 31, 2015 is expected to be between $52.4 million and $53.1 million compared to $22.1 million for the three months ended March 31, 2014. Distributable cash flow of the Partnership for the three months ended March 31, 2015 is expected to be between $46.1 million and $47.2 million compared to $20.1 million for the three months ended March 31, 2014. Expected distributable cash flow of the Partnership for the three months ended March 31, 2015 is expected to represent a coverage ratio of between 1.19 to 1.22. A distribution of $0.52 per Partnership common unit for the three months ended March 31, 2015 was declared on April 14, 2015 and will be paid on May 14, 2015 to the Partnership’s unitholders of record as of April 24, 2015.

The estimated increase in the Partnership’s net income attributable to partners for the three months ended March 31, 2015 as compared to the prior year period is primarily attributable to the acquisition of the Trailblazer Pipeline Company LLC effective April 1, 2014, the acquisition of a 33.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) effective September 1, 2014, and the acquisition of an additional 33.3 percent membership interest in Pony Express effective March 1, 2015 (collectively, “the Pony Express and Trailblazer Acquisitions”), partially offset by a noncash loss recognized on the sale of compressor assets. The estimated increase in the Partnership’s Adjusted EBITDA and distributable cash flow for the three months ended March 31, 2015 as compared to the prior year period is primarily attributable to the Pony Express and Trailblazer Acquisitions. For the three months ended March 31, 2015, the Partnership received a prorated minimum quarterly preference payment from Pony Express of $23.5 million. For the remainder of 2015, the Partnership will receive a minimum quarterly preference payment of $36.65 million for its 66.7 percent membership interest. To the extent that Pony Express does not have sufficient distributable cash flow to cover this preference payment, Tallgrass Development, LP, as the noncontrolling interest owner, is required to contribute cash to Pony Express to fund the excess preference payment. Pony Express had sufficient distributable cash flow to cover the $23.5 million preference payment paid to the Partnership for the three months ended March 31, 2015.

The Partnership has prepared these estimates on a basis materially consistent with its historical financial results and with its calculation of Adjusted EBITDA and distributable cash flow as presented in its most recent filings with the Securities and Exchange Commission. These estimated ranges are preliminary and unaudited and are thus inherently uncertain and subject to change. Given the timing of these estimates, the Partnership has not completed its customary quarterly close and review procedures as of and for the three months ended March 31, 2015, and the Partnership’s actual results for this period may differ from these estimates. During the course of the preparation of the Partnership’s consolidated financial statements and related notes as of and for the three months ended March 31, 2015, the Partnership may identify items that could cause its final reported results to be different from the preliminary financial estimates presented above. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the three months ended March 31, 2015 are not necessarily indicative of the results to be achieved for any future period.

The following table reconciles estimated Adjusted EBITDA to estimated net income attributable to partners and estimated distributable cash flow to estimated Adjusted EBITDA for the three months ended March 31, 2015 and Adjusted EBITDA to net income attributable to partners and distributable cash flow to Adjusted EBITDA for the three months ended March 31, 2014 (as reported in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014 (as reported)
	Low Estimate	High Estimate
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income Attributable to Partners
Net income attributable to partners	31,919	32,619	12,900
Add:
Interest expense, net of noncontrolling interest	3,440	3,440	1,324
Depreciation and amortization expense, net of noncontrolling interest	20,533	20,533	6,514
Non-cash (gain) loss related to derivative instruments	(90)	(90)	351
Non-cash compensation expense	1,527	1,527	941
Loss on sale of assets	4,483	4,483	—
Distributions from unconsolidated investment	—	—	508
Less:
Non-cash loss allocated to noncontrolling interest	(9,377)	(9,377)	—
Equity in earnings of unconsolidated investment	—	—	(444)

Adjusted EBITDA	52,435	53,135	22,094
Less:
Pony Express deficiency payments utilized, net	(971)	(771)	—
Maintenance capital expenditures	(1,611)	(1,411)	(839)
Cash interest expense	(3,031)	(3,031)	(1,173)
Distributions to noncontrolling interests	(740)	(740)	—

Distributable Cash Flow	46,082	47,182	20,082

The preliminary financial information and estimates set forth above have been prepared by, and are the responsibility of, the Partnership’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial information or estimates. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

This current report includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the preliminary estimates of financial results for the first quarter of 2015. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to market conditions, satisfaction of closing conditions, the Partnership’s financial performance and results, future equity issuances, changes in distribution levels and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by the Partnership with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Date: April 27, 2015